UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 29, 2004 (December 23, 2004)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(985) 851-3833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

As previously announced, on December 21, 2004, Trico Marine Services, Inc. (the "Company") and two of its domestic subsidiaries, Trico Marine Assets, Inc. and Trico Marine Operators, Inc., filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code. On December 22, 2004, the Bankruptcy Court approved initial motions filed by the Company that permit the Company to continue to pay its employees salaries and benefits, to pay vendors in the ordinary course of business, and to maintain its cash management systems. The Bankruptcy Court also approved, on an interim basis, a new $75 million debtor-in-possession ("DIP") financing facility with the Company's existing U.S. lenders, which will provide the Company and its subsidiaries with an additional $10 million of undrawn liquidity. The DIP facility is comprised of a $55 million term loan, which will be used to pay all of the outstanding indebtedness under the Company's existing U.S. secured term loan, and a new $20 million revolving credit facility, $10 million of which is available to the Company on an interim basis until the January 19, 2005 confirmation hearing. Upon effectiveness of the plan of reorganization, and the satisfaction of certain conditions precedent thereunder, the DIP facility will convert into a $75 million exit financing facility, comprised of a $55 million term loan and a $20 million revolving credit facility, which will provide the reorganized Company with liquidity for working capital and other general corporate purposes.

The Bankruptcy Court set a January 19, 2005 hearing date for the final order on the Company's postpetition credit agreement and for confirmation of the prepackaged plan of reorganization. Also as previously announced, holders of the Company's $250 million 8 7/8% senior notes due 2012 have voted overwhelmingly to accept the plan. The plan has received acceptances from 99.9% of the eligible creditors who cast votes on the plan. Based on this high degree of support, the Company is hopeful that the plan will be approved in all material respects and that its exit from Chapter 11 will not be delayed for any substantial length of time after the January 19, 2005 hearing.

A copy of the press release announcing the Bankruptcy Court's approval of the Company's initial motions is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.03.

Item 8.01	Other Events

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits.

	99.1	Press release issued by Trico Marine Services, Inc. dated December 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Thomas E. Fairley
Thomas E. Fairley President and Chief Executive Officer

Dated:     December 29, 2004